ITEM 77Q(1)(a)(i) - COPIES OF ANY MATERIAL AMENDMENTS
TO THE REGISTRANT'S CHARTER OR BY-LAWS

REVISED
AMENDMENT #13
TO THE RESTATED AND AMENDED
DECLARATION OF TRUST
(Revised on November 18, 2004 to correct an administrative error; This Revised
Amendment #13 replaces Amendment #13 executed on November
 13, 2003)

FEDERATED INCOME SECURITIES TRUST

Dated May 19, 2000

Effective March 10, 2004

	This Declaration of Trust is amended as follows:

      Strike the first paragraph of Section 5 of Article III from the Declaration of
Trust and substitute in its place the following:

	"Section 5.  Establishment and Designation of Series or
Class.  Without
limiting the authority of the Trustees set forth in Article XII,
Section 8, inter
alia, to establish and designate any additional Series or Class or to modify the
rights and preferences of any existing Series or Class,
 the Series and Classes
of the Trust are established and designated as:

Federated Capital Income Fund
Class A Shares
Class B Shares
Class C Shares
Class F Shares
Federated Fund for U. S. Government Securities
Class A Shares
Class B Shares
Class C Shares
Federated Intermediate Corporate Bond Fund
Institutional Service Shares
Institutional Shares
Federated Muni and Stock Advantage Fund
Class A Shares
Class B Shares
Class C Shares
Federated Short-Term Income Fund
Class A Shares
Class Y Shares
Institutional Service Shares
Institutional Shares

	The undersigned hereby certify that the above stated
Amendment is a true and
correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 13th day of November, 2003.

	WITNESS the due execution hereof this 18th day of November, 2004.

/s/ John F. Donahue		/s/ Lawrence D. Ellis, M.D.
John F. Donahue		Lawrence D. Ellis, M.D.

/s/ Thomas G. Bigley		/s/ Peter E. Madden
Thomas G. Bigley		Peter E. Madden

/s/ John T. Conroy, Jr.		/s/ Charles F. Mansfield, Jr.
John T. Conroy, Jr.		Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis		/s/ John F. Murray, Jr.
Nicholas P. Constantakis		John E. Murray, Jr.

/s/ John F. Cunningham		/s/ Marjorie P. Smuts
John F. Cunningham		Marjorie P. Smuts

/s/ J. Christopher Donahue		/s/ John S. Walsh
J. Christopher Donahue		John S. Walsh